SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]       Definitive Additional Materials

[]	Soliciting Material under Rule 14a-12

Edward Jones Money Market Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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Subject:

Vote Today on Important Proposals

Body:

We're writing today to ask you to vote on important proposals regarding your investment in the Edward Jones Money Market Fund.

By now you should have received proxy materials from Broadridge, an independent proxy service provider. The materials outline the specific details of the proposals to be voted on at a shareholder meeting on Dec. 9 and should be read carefully.

Cast your vote online, by phone or mail via one of the following methods:

•	Call 1-855-723-7820 to speak to a proxy specialist Monday through Friday from 9 a.m. to 10 p.m. Eastern time.
•	Complete and mail your proxy card in the postage-paid envelope provided.
•	Visit proxyvote.com and enter the control number on your proxy card.
•	If you are enrolled in Online Access, visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete your voting card.

If you haven't received proxy materials or cannot locate them, please contact Broadridge at the number listed below.

Thank you for your vote, and please don't hesitate to reach out to us with any questions you may have.

  Call Broadridge at 1-855-723-7820 to vote your shares.
  Call the Money Market Hotline at ext. 20936, available from 8:00 a.m. – 7:00 p.m. CT, or send a Service Request.